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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this other events statement on Form 8-K of our report, dated January 29, 1998, except for Note 22 as to which the date is February 5, 1998, on our audits of the Financial Statements of SunSource Inc.



Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, PA
February 23, 1998